Exhibit 10.619

        Seán P. Lance
Chairman and Chief Executive Officer
4 March, 2002

PERSONAL AND CONFIDENTIAL

Dr. William J. Rutter
111 Telegraph Hill Blvd.
San Francisco, California 94133

Re: Amendment of Consulting Agreement dated February 25, 2000

Dear Bill,

I am pleased to confirm our discussions to extend your agreement to work with Chiron Corporation an additional three months, through May 31, 2002. The effective date of this amendment will be February 24, 2002.

Your fee will be $8,333.33 per month, payable to you monthly in advance.

The scope of services described in the agreement, as amended by our letter agreement dated February 14, 2001, remains the same.

Please acknowledge your acceptance and agreement to the foregoing by signing and returning to me a copy of the enclosed letter.

Yours sincerely,
/s/ SEÁN
Seán P. Lance
AGREED THIS 1 DAY OF MARCH 2002.
/s/ WILLIAM J. RUTTER
William J. Rutter